 JOINT VENTURE AGREEMENT

entered into between

YANTAI RIFENG WIND POWER DEVELOPMENT CO., LTD.

And

MODENA 1 INC.

As of this 20th day of June 2009

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JOINT VENTURE AGREEMENT made and entered into as of June 20th, 2009;

BETWEEN:

YANTAI RIFENG WIND POWER DEVELOPING CO., LTD. a company incorporated under the laws of China, having its head office in No. 2 Dama Road,Yantai,Shandong People's Republic of China, herein represented by Bi Kelin, its Chairman.

(hereinafter referred to as "Yantai")
AND:

MODENA 1 INC., a Public corporation incorporated under the laws of Delaware, United States of America , having its Principle Executive Head Office at 735 Don Mills Road, Suite 1405, in the City of Toronto, Province of Ontario M3C 1S9, Canada, herein represented by Sang Ho Kim Chief Executive Officer/President.

(hereinafter referred to as "Modena")

“Yantai” and “Modena” will hereinafter be referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS Yantai and Modena (or any affiliated company designated by Modena) wish to enter into a joint venture agreement for the purpose of developing and operating a 48000KW capacity wind power in China (the "Project"), and upon friendly negotiations, in which they have agreed to establish a limited liability joint venture company (the “Company”) in China in accordance with the relevant Chinese laws and regulations;

WHEREAS Yantai and Modena (hereinafter referred to as the “parties” are considering pooling their resources through a joint venture to be created among Yantai and Modena (or any affiliated company designated by Modena) for the realization and operation of the Project;

WHEREAS the parties hereto wish to set forth the general terms and conditions under which the parties hereto shall be involved in the joint venture and propose to evaluate the opportunity and the feasibility for the parties to proceed with (and find the required equity and debt financing for) the realization of the Project;

                                                -2-

NOW THEREFORE, in accordance with Law of the People’s Republic of China on Chinese-Foreign Equity Joint Venture, the
         implementing regulations thereof and other legal regulations of China and the principle of equality and mutual benefit, THE PARTIES
         HERETO HEREBY AGREE AS FOLLOWS:

1.

INTERPRETATION

In this Agreement unless the terms or context of this Agreement otherwise provide, the following terms shall have the meanings set out below:

1.1     “Affiliate” of a company shall mean any company which, through ownership of voting stock, equity interests or otherwise, directly or indirectly, is controlled by, under common control with, or in control of, such company; the term “control” being used in the sense of power to elect a majority of directors or to direct management.

1.2     “Articles of Association” shall mean the Articles of Association of the Company.

1.3     “Board” shall mean the board of directors of the Company.

1.4     “Company” shall mean [ ], the joint venture limited liability company formed by Yantai and Modena pursuant to the Joint Venture Law,

           the Joint Venture Regulations, other relevant PRC laws and this Agreement.

1.5     “Completion Date” shall mean the date on which the Company gets the issuance of business license.

1.6     “Confidential Information” shall mean all information, know-how and records (in whatever form held) including but not limited to all information, know-how and records to be supplied by Yantai and Modena to the Company as part of its contribution to the capital of the

          Company pursuant to this Agreement and all formulas, designs, specifications, diagrams, data, manuals and instructions, customer lists,

          sales information, business plans and forecasts, technical or other expertise (including computer software), accounting and tax records,

          correspondence, orders and inquiries, which are confidential or not generally known.

                                              - 3 -

1.7      “Ministry of Commerce” shall mean Ministry of Commerce of the People’s Republic of China.

1.8      “Joint Venture Law” shall mean the Law of the PRC on Chinese-Foreign Equity Joint Ventures (as amended from time to time).

1.9      “Joint Venture Regulations” shall mean the Regulations for the Implementation of the Law of the PRC on Chinese-Foreign Equity

            Joint Ventures (as amended from time to time).

1.10    “PRC” is the People’s Republic of China.

1.11    “PRC laws” shall mean national laws, regulations and rules as well as provincial and municipal rules and regulations of the PRC.

1.12    “Renminbi” or “RMB” shall mean the lawful currency of the PRC.

1.13    “SAFE” shall mean the State Administration for Foreign Exchange of the PRC or a branch thereof, or such other agency(ies) authorized by the Government of PRC to regulate exchange control in the PRC.

1.14    “SAIC” shall mean the State Administration for Industry and Commerce of the PRC or a branch thereof, or such other agency(ies)

             authorized by the Government of the PRC, to register companies in the PRC.

1.15    “United States Dollars” or “US$” shall mean the lawful currency of the United States of America.

1.16    “Agreement” shall mean this Joint Venture Agreement and its schedules and appendices.

                                             - 4 -

Unless there be something in the subject or the context inconsistent therewith, words importing the singular only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender, and vice versa.

The division of this Agreement into Articles, Clauses, Sections, subsections, paragraphs and subparagraphs and the insertion of titles are only meant to be reference and do not affect the meaning or the interpretation of the present Agreement.

2.      FEASIBILITY STUDY

2.1.     Modena shall proceed with and complete a feasibility study of the Project in accordance with the terms of Schedule A attached hereto
                 (the "Study")

2.2.     Yantai shall provide Modena, within fifteen (15) days of the execution of this Agreement, with all of the available data (including wind data, site locations, existing grid location) required for the Project and shall assist Modena with completing the Study, the whole in accordance with the terms of Schedule A attached hereto.

2.3.     The Study shall be completed by Modena within a period of ninety (90) days following receipt of the documents mentioned in Clause
                 2.2 hereof. In order for Modena to proceed with the Study, an amount of one hundred thousand US dollars (US$100,000), which shall be deemed part of the Approved Expenses (as hereinafter defined), will be paid to Modena by the Company pursuant to Clause 13 of this Agreement.

2.4.     Any additional expenditure required for the Study for matters that are not expressly included in the scope of work detailed in Schedule
                 A, which expenditure will be mutually agreed to, will be deemed part of the Approved Expenses.

3.      ESTABLISHMENT OF THE JOINT VENTURE COMPANY

3.1      Subject to the terms and conditions of this Contract and in reliance upon the representations, warranties and undertakings in this

           Agreement, the Parties hereby agree to establish the Company pursuant to the Articles of Association and in accordance with the Joint

           Venture Law, the Joint Venture Regulations and other relevant PRC laws and regulations and the provisions of this Agreement.

                                          - 5 -

3.2        Formation

           If each of the parties hereto is satisfied with the results of the Study, the parties agree to form a joint venture for the purpose of developing and operating the Project by way of a corporate entity of which they will each hold the following percentage of all issued and outstanding shares:

                                       i.          MODENA (or any affiliated company designated
                                                         by MODENA): seventy seven percent (77%);

ii.

      Yantai (and/or its Associates):

      twenty three percent (23%).

         3.3

            Name and Address of the Company

      a)

       The name of the Company shall be “[   ]”in Chinese and “[Modena-Yantai Wind Power Generation Co, .Ltd.]” in English.

      b)

       The legal address of the Company shall be [Longquan Town, Muping District, Yantai City, Shandong Province, PRC].

      c)

       The Company may establish subsidiaries, branches, offices and/or manufacturing facilities in other provinces in the PRC with the consent of the Board and the approval of the Authority (ies) which approved this Agreement.

         3.4

            Laws and Decrees

        The Company shall be a legal person under PRC laws. The activities of the Company shall be governed and protected by the laws,

        regulations and relevant rules and regulations of the PRC.

         3.5

           Limited Liability Company

       The Company shall be a limited liability company, founded in accordance with China laws and regulations. The Parties shall share the profits and assume the risks and losses in the proportion to their respective shares of the registered capital.

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         3. 6       Contracts as per attached Schedule

          The Parties hereby agree to cause the Company, immediately upon its formation, by acting through the individual directors of the
          Company nominated by the Parties, to approve the entering into and performance of the Annexes of this Agreement.

4.     PURPOSE, SCOPE AND SCALE OF BUSINESS

        4. 1        Purpose of the Company
          The purpose of the Company is to establish a wind electric power generation corporation with total dimension reaching 48000KW by advanced and proper technology and scientific business and management method under expectation strengthen economic cooperation and technical communication. The development of the project will be done in increments of less than 50MW.

         4. 2       Business Scope of the Company
          Business scope of the Company: construction, operation, maintenance and repair of wind electric power plant, research and development of wind power generation equipment and evaluation of wind resources.

          Produce electricity from the facilities to be sold to
          the state owned Grid Company in Shandong Province.

                                                  - 7 -

5.       REGISTERED CAPITAL AND TOTAL INVESTMENT

         5.1.     Registered Capital and Total Investment
                    The Joint Venture Company’s registered capital shall be [Seventy-six million and eight hundred thousand Yuan (RMB76, 800,000)], and its total investment shall be [Three hundred and eighty-four Million Yuan (RMB384, 000,000)].

         5.2.     Contributions to Registered Capital

                    5.2.1.     Yantai’s contribution to the registered capital of the Joint Venture Company shall be seventeen Million and six hundred and sixty four thousand Yuan (RMB17, 664,000) representing twenty-three per cent (23%)
                                  of the registered capital.

                    5.2.2.    Modena’s contribution to the registered capital of the Joint Venture Company shall be the equivalent of Seventy-six Million and eight hundred thousand Yuan (RMB76,800,000) representing seventy-seven percent (77%) of the registered capital.

                    5.2.3.    Yantai shall make its contributions in: the input of menstruation of wind data and initial work shall be equivalent of
                                 RMB17,664,000. Modena shall make its contribution in cash in US dollars equivalent to the RMB figure stated in Clause
                                 5.2.2.  For the purposes of this Agreement, the exchange rate to be used for calculating the amount of US dollars required shall be the average of the buying and selling rates for US dollars published by People’s Bank of China on the same business day as the contribution date.

        5.3        Investment Certificates

                     Promptly on or after a contribution by each of the Parties of the registered capital, an accountant registered in China shall, at the expense of the Company, verify the respective contribution and issue a contribution verification report.  Thereupon, the Company shall, within thirty (30) days after receiving the contribution verification report, issue an investment certificate to each Party signed by the Chairman of the Board and specifying their respective contributions to the registered capital of the Company.

                                                   - 8 -

6.           ASSIGNMENT OF SHARES
              6.1       Subject to the terms and conditions set forth below, neither Party (assignor) may assign, sell or otherwise dispose of all or any part of its capital investment in the Company to any third party without prior written consent of the other Party;

              6.2       Notwithstanding any other provision of this Agreement, Modena shall be entitled to assign and transfer, at anytime, all or part of all its rights, titles and interest in this Agreement and in the Project to any of its affiliated company it may designate in writing to Yantai, in which case, the name "Modena" used hereunder shall designate any such affiliated company and Modena 1, Inc. shall be automatically released from any and all its obligations hereunder so assigned and transferred.

              Yantai hereby consents to the assignment of all or part of Modena’s interest in the Company to any of Modena’s Affiliates, and waives its pre-emptive right to purchase Modena’s interest which is transferred to such overseas Affiliate or Affiliates.

              Modena will notify Yantai in writing not less than thirty (30) days prior to any such assignment.

6.3         Notwithstanding any other provision in this Agreement and subject to the approval of the Board, in the event that either Yantai or Modena or its Affiliates is required by operation of law or by a regulatory agency or for any other reasons to sell, transfer or dispose of all or part of its interests in the Company, it shall first offer its interests to the other Party and otherwise shall be free to select the person to whom it shall sell, transfer, or dispose of the equity interests in question, but the other Party still retain priority to buy at the same price.

7.          FINANCING BY THE PARTIES

             The terms by which the parties will provide their financing to the Company as well as the general categories of costs and expenses will be negotiated and agreed upon by the parties, taking into consideration the provisions of Clause 16.1 hereof, the Budget (as hereinafter defined)
             and the results of the Study.

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8.          RESPONSIBILITIES OF EACH PARTY TO THE COMPANY
             8.1         Responsibility of Yantai:

                 In addition to its other obligations under this Agreement, Yantai shall:

                 8.1.1      With the assistance of Modena, apply for all necessary approvals, permits, licenses and registrations required for the establishment and operation of the Company;

                 8.1.2      Assist Modena and the Company in applying for and obtaining preferential tax and customs duty reductions and exemptions and the benefit of other investment incentives available to
                               Modena and the Company;

                 8.1.3      To assist the expatriate employees of the Company and the employees of Modena or its
                               Affiliates and their families of the employees to enter and leave PRC in connection with the
                               Company’s activities in handling procedures to obtain all necessary entry and exit visas, arranging their lodging and/or work permits of the employees;

                 8.1.4       To enter into and perform all its obligations in connection with the relevant contracts as per attached Schedules and /or Appendices;

                 8.1.5      Assist the Company in opening RMB and foreign exchange bank accounts in China;

                 8.1.6      Assist the Company to employ local employees, technical and managerial staff and other personnel;

                 8.1.7      Assist the Company in liaising with the relevant authorities with respect to the supply of all utilities to the Company;

                 8.1.8      Use its extensive knowledge of the Chinese market in order to provide advice to the Company so as to assist in its development, and help the Company establish and maintain strong, productive relations with officials at various levels of Chinese government;

                 8.1.9      Handle other matters which may be entrusted to it by the Company;

                                            - 10 -

8.2            Responsibilities of Modena

                 In addition to its other obligations under this Agreement, Modena shall either directly or through an Affiliate:

                 8.2.1       Assist Yantai to apply for all necessary approvals, permits, licenses and registrations required for the establishment and operation of the Company;

                 8.2.2       Assist in training of technician and workers of the Company;

                 8.2.3       Provide technical assistance and management expertise to improve the manufacturing, management and accounting operations of the Joint Venture Company;

                8.2.4        Assist the Chinese Personnel to apply for visas necessary to enable them to participate in technical training outside
                                China; and

                8.2.5        Handle other matters which may be entrusted to it by the Joint Venture Company.

9          BOARD OF DIRECTORS
            9.1              Directors and Chairman

                               9.1.1       The Board shall consist of five (5) directors, three (3) of whom shall be appointed by Modena and two (2) of whom shall be appointed by Yantai.

                               9.1.2       Each director shall be appointed for a term of three (3) years.  Any director may be removed by, and may serve consecutive terms if reappointed by, the Party which originally appointed him. The term of appointment of the members of the initial Board shall commence on the date of establishment of the
                                              Company.

                               9.1.3      A director appointed by Modena shall serve as the Chairman of the Board and a director appointed by
                                             Yantai shall serve as the legal representative of the Company and shall exercise such authority as shall be authorized by the relevant Chinese laws and regulations and by the Board.  Whenever the Chairman of the
                                             Board is unable to perform his responsibilities, vice chairman or another director appointed by Modena shall be deemed authorized by the Chairman to represent him.

           9.2             Powers of the Board
                             9.2.1        The Board shall be the decision-making authority of the Joint Venture Company.  The Board shall be responsible for making all decisions of the Company.

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                   9.3             Board Meetings

9.3.1       Meetings of the Board shall, in general, be held in the place of the Company or such other place as shall be determined by the Chairman.  Meetings of the Board may also be held by way of telephone conferencing or video-conferencing.  If a director is unable to attend he shall appoint, in writing, a proxy to represent and vote for him at a Board meeting.  A proxy may, but need not, be a director, and a director may serve as proxy for one or more absent directors.

9.3.2       Each Board meeting requires a quorum of three (3) of both directors present in person or by proxy, telephone or by video-conferencing in order for the resolutions adopted by such meeting to be valid.

9.3.3       At Board meetings, each director (including the Chairman) shall have only one vote.  Issues to be determined at a Board meeting shall be adopted by the affirmative vote of a majority of the directors present in person or by proxy, telephone or video-conferencing at a duly constituted Board meeting, except for issues provided in Clauses 10.3.4 below.

9.3.4       The following issues to be determined at a Board meeting shall be adopted by the unanimous affirmative vote of the directors present at a duly constituted Board meeting:

             9.3.4.1        Amendments to the Articles of Association;

             9.3.4.2        Any increase or decrease of registered capital of the Company;

             9.3.4.3        Merger, de-merger or changes to the formation of the Company; and

             9.3.4.4        Termination, dissolution or liquidation of the Company.

9.3.5       The Board shall convene at least two (2) meetings every year.  Upon the written request of not less than two (2)
               directors, specifying the business to be discussed, the Chairman shall convene a meeting of the Board with two months...

9.3.6        Board meetings shall be called by not less than fifteen (15) days' prior written notice (which shall include notification in both the Chinese and English languages as to time, place and the agenda of the business which is proposed to be discussed at such meeting) given by facsimile or other electronic means to each director.

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                                     9.3.7       Minutes and resolutions of meetings of the Board shall be signed by each director or his/her proxies attending the meeting and the originals thereof shall be kept in the Minutes Book of Board Meetings of the Company. A copy of the minutes shall immediately be sent by facsimile or registered post to each of the directors upon completion of a Board meeting.

                                     9.3.8       The minutes of Board meetings and written resolutions of the Board shall be recorded in both Chinese and English languages, each of which shall be equally authentic.

OPERATION AND MANAGEMENT

10.1             Management Organization

                          10.1.1       The Company shall adopt the management system under which the Management Personnel shall be responsible to and under the supervision of the Board;

                           10.1.2       The Company shall have one General Manager, Deputy General Managers and such number of
                                           Senior Management as determined by the Board. The Board will appoint and decide the positions of responsibility of each of the Senior Management (including General Manager and
                                           Deputy General Managers).

                           10.1.3       The first General Manager shall be nominated by Yantai and appointed by the Board. The General Manager shall exercise his duties and authority within the limits prescribed by the Board.

                           10.1.4       Modena shall have the right to nominate the Finance officials who shall be forthwith appointed by the Board.

                           10.1.5       The General Manager, Deputy General Managers, Financial Controller and other Senior Management shall serve an initial term of three (3) years, which term shall be renewable by the Board.

10.2          Responsibilities and Powers of the General Manager, Senior Management:

10.2.1

The General Manager shall be in charge of the day-to-day operation and management of the Company, shall be responsible to the Board and shall carry out all matters entrusted by the Board. The Senior Management shall assist the General Manager in his/her work.

10.2.2

The General Manager and Senior Management shall perform their duties on a full time basis and shall perform all other obligations as described in this Contract and the Articles of Association of the Company.

     SUPERVISORY BOARD

    The Supervisory Board of the company shall have [three (3)] supervisors, each Party may appoint one supervisor, and the remaining one shall be elected through all the staff or the labour union or other means.  The supervisory board shall exercise the functions and powers stipulated in the Articles of Association of the Company.

     SITE AND FACILITIES

            12.1       The location of the Site once allocated by the Province of Shandong after necessary negotiations by Yantai will be submitted to
                  Modena for its acceptance. The location, state and condition of the Site, including its environmental condition will be factored into the Study and Budget.

           12.2        The Company will develop wind energy facilities (the "Facilities") which will have such minimum electrical generating capacity as necessary to comply with the PPA and which will include wind turbines, blades, towers, computer monitoring systems and all related equipment and structures necessary to generate electricity and deliver it to the point of interconnection. The type of turbine and other related equipment to be used shall be selected by the Company with the mutual consent of both parties in accordance with the EPC
                  Contract or the Construction Management Agreement (as hereinafter defined).

   12.3       Yantai shall obtain and supply to Modena the list of all permits, authorizations and approvals as and when required by any applicable law and regulation in order not to cause any delay in the realization, construction and commissioning of the Project.

   12.4      Yantai shall also, during the period allowed to Modena to complete the Study, organize meetings between Modena and local suppliers.

                                        - 14 -

PROJECT OWNERSHIP, SCHEDULE, BUDGET AND EXPENSES

13.1       Ownership

               The Project will be developed in the name of the Company, with all contracts, permits, property, equipment and other rights and assets related thereto being owned by the Company.

13.2        Schedule

              The anticipated completion date of the Project will be mutually agreed upon by Modena and Yantai, based on the results of the Study.
              As soon as practicable, Modena and Yantai shall prepare and agree on a Project completion schedule which shall take into account, among other matters, the timing of: obtaining all regulatory and governmental approvals or permits necessary for the construction and commissioning of the Facilities; ordering and receiving on the Site turbines and other equipment included in the Facilities; and
              construction and commissioning schedule.

              "(subject to any event of force major, act of God or any other cause beyond its control)"

              Usual or foreseeable delays due to bureaucratic reasons will be factored into the schedule.

13.3       Budget

              The Parties shall, within a period of sixty (60) days following the delivery by Modena of the Study, prepare and agree on the budget of the realization and operation of the Project (the "Budget"), which shall take into consideration the results of the Study and shall include a pre-construction risk capital period development budget. Any change to the Budget shall be approved by both parties.

13.4       Expenses

             All costs and expenses incurred by each party in connection with the Project before or after the date hereof shall be reimbursed by the
             Company as soon as practicable after its establishment and out of the proceeds of the financing for the construction and operation of the
             Facilities or, as the case may be, converted into equity in accordance with the terms hereof, but only if such costs and expenses have been approved in writing by the other party or is specifically included in the Budget (the "Approved Expenses").

                                        - 15 -

All such costs and expenses, in order to qualify as Approved Expenses hereunder, shall be substantiated by the party making the claim to the satisfaction of the other party and the Company.

All Approved Expenses shall be shared on a 77:23 basis as between Modena and Yantai, except as otherwise specifically provided for under the provisions of this Agreement, and accounted for in the books of each party.

POWER PURCHASE AGREEMENT

14.1        Yantai shall, with the assistance of Modena, negotiate the terms and conditions of the Power Purchase Agreement (“PPA”) between the
              Company and the power grid company in the Province of Shandong for the benefit and interest of the Company and both parties hereto.

14.2        The terms and conditions of the PPA to be entered into between the Company and the state owned power grid company in the Province of
              Shandong on or prior to    , 2009, shall have a term of at least twenty  (20) years from the date of commercial operations of the Project, be previously submitted to Modena for its approval and shall include satisfactory representations and guarantees from the Province of Shandong as to the sufficiency of the wind generated on the Site and as to the power purchase price during the whole term of the PPA. The above acceptance date of the terms and conditions of the PPA may be extended to the mutual satisfaction of both parties. The guarantees from the off-taker (power purchaser) must be satisfactory to the Company’s financial lenders providing debt to the project.

               The tariff to be levied on the off-taker (power purchaser) will be based on the capital cost described in article 13.3 above, normal operating costs, the prevailing cost of debt and a reasonable return on equity.

ENGINEERING, PROCUREMENT AND COMMISSIONING CONTRACT

15.1       The Company shall negotiate and enter into an engineering, procurement and commissioning contract (“EPC Contract”) with a third party contractor satisfactory to both parties , prior to financial closing to provide the design, engineering, procurement, transportation, construction and commissioning of the Project on a turn-key basis, subject however to the acceptance of same by the Company. If not so accepted by the
             Company, then Modena will enter into a construction management agreement with the Company for the EPC work (the “Construction
             Management Agreement”).

                                            - 16 -

15.2       The total price of the EPC Contract or the Construction Management Agreement will be negotiated and agreed upon, based on the Study, the
             Budget and competitive market rates.

15.3       In the event that the Construction Management Agreement is to be entered into between the Company and Modena as provided in Clause 15.1 above, all taxes and duties incurred by Modena shall be added to such price. Such price will be paid monthly following and in accordance with the progress of the services, purchase of equipment and work and shall, with regard to the Construction Management Agreement (a) include: all costs incurred for the construction of the Facilities, the purchase, supply and installation of all equipment, fees of all professionals involved in the engineering, design or construction, all costs related to any provisional financing, insurance, legal costs, fees of the Lender related to the disbursements of the proceeds of the financing, administration and development fees and profits; but (b) shall not include: all costs and expenses related to the acquisition of the Site, taxes related to the Site, costs and expenses for survey, environment or geotechnical reports and studies, and costs and expenses to obtain any and all required permits and authorizations for the Project.

             Modena and Yantai shall agree on the necessary financial securities to be provided by the Company to Modena upon the execution of the
            Construction Management Agreement, which securities shall be in compliance with the banking/corporate law in the country.

             The Company shall provide the necessary deposits required by Modena of the wind turbines, as the case may be, to be determined at time of purchase.

            Modena shall provide Yantai with a detailed time schedule for the design, construction and commissioning of the Project based on the following preliminary schedule following the signature of or the Construction Management Agreement and the financial closing referred to under paragraph
            16.1.3 hereof:

Phases of the work	Start	Finish
Feasibility study	Month 1	Month 4
Establishment of the Company	Month 4	Month 6
Engineering	Month 4	Month 6

                                           - 17 -

PPA contract	Month 4	Month 6
Financing	Month 5	Month 7
Procurement and manufacturing of turbines	Month 7	Month 16
Installing and commissioning	Month 15	Month 19

FINANCING STRUCTURE

16.1        The final financial structure of the Project will be determined and arranged jointly by Modena and Yantai being understood that the parties agree to finance the Project under the following proposed financial structure, which can be modified by mutual agreement between the parties based on the Budget, the conditions of the PPA and the debt financing requirements.

                16.1.1       Debt

              The parties agree that up to eighty percent (80%) of the costs of the Project shall be financed by one or several lenders (the "Lender") to be determined by the parties and upon terms and conditions acceptable to them. The parties undertake to use their best efforts to have such financing be in place before start of construction and purchase of equipment

              The terms and conditions of any financing obtained for the Project shall include the following:

                          16.1.1.1    The term of redemption shall be equal to the term of the PPA;

                          16.1.1.2    The Lender shall have no personal recourses against the Company or its shareholders;

                          16.1.1.3    The compliance by the Company to its obligations shall be secured by a first ranking mortgage against all its rights and assets;

                          16.1.1.4     The disbursements of the proceeds of the financing shall be made following and in accordance with the progress of the construction of the Project; and

                                           - 18 -

                         16.1.1.5       The loan shall be reimbursed by monthly installments payable at the end of each month.

               16.1.2          Equity

                         16.1.2.1       Modena and Yantai shall be responsible for and provide twenty percent (20%) of the necessary funds for the Project;

                         16.1.2.2       Subject to agreement of the Lender, which will provide the debt and mezzanine financing, the Company may elect to go the market with an Initial Public Offering (“IPO”) with Chinese and/or overseas investors, upon terms and conditions acceptable to both parties.

               16.1.3          Financial closing

             The financial closing shall be completed to the satisfaction of both parties and shall include:

                         16.1.3.1        all documentation regarding permits, financing (debt and equity), PPA, EPC Contract or the Construction Management
                                             Agreement, other commercial contracts and operation and maintenance contracts; and

                         16.1.3.2         Non recourse availability of financing.

PRE-CONDITIONS AND ABILITY OF THE PARTIES TO WITHDRAW

      17.1       Conditions

           The transaction contemplated herein and the Project is conditional upon the following conditions being met prior to starting of construction and purchase of equipment:

           a)   Both parties shall declare themselves satisfied with the results of the Study in writing, within fifteen (15) days of the receipt of the
                 Study’s results;

                 b)   Both parties and Lender shall declare themselves satisfied with the guaranties supplied by the Province of Shandong and/or the utility provider through the PPA or otherwise;

                                           - 19 -

              c)   Both parties shall agree on the Budget within a period of sixty (60) days of the receipt of the Study’s results;

        d)    This Agreement and the Articles of Association and, if necessary, the Schedule(s) of the Agreement and the feasibility report having been approved by the relevant PRC authorities;

              e)    The issue of a business license for the Company;

        f )    Obtaining any other regulatory approval for tax status, including any tax preferential treatment if any; and

        g)    Obtaining approval from the relevant environmental authority.

        h)     The execution of the PPA between the Company and the Province of Shandong and/or the utility provider upon terms and conditions acceptable to the parties;

        i)       The acquisition by the Company of the Site suitable for the Project and acceptable to both parties, upon terms and conditions satisfactory to the parties;

        j)      The execution of the EPC Contract or the Construction Management Agreement between the Company and a third party contractor chosen and approved in writing by Modena and Yantai and all other contracts provided for under the provisions of this
                Agreement;

       k)      The financing of the Project by the Lender upon terms and conditions acceptable to the parties;

        l)      The approval of the Project by all related public authorities and the issuance of all permits necessary to the Project.

      The parties’ obligations herein are conditional upon the parties being completely satisfied with each of the above-mentioned conditions, at their sole, absolute and unfettered discretion prior to the financial closing referred to under paragraph 16.1.2 hereof, which shall be
      completed on or before   , 2008. These conditions may be waived in writing by the parties in whole or in part to the mutual satisfaction of both parties. In Addition, the financial closing date may be extended to the mutual satisfaction of both parties. Should a party not be completely satisfied with any of the above-mentioned conditions, it shall so notify the other party in writing within twenty (20) days of the date stipulated for the occurrence of the condition in question and the provisions of Clause 17.2shall then apply, without recourse by either party against the other. Should a party fail to send said notice within said period or send a notice that it is completely satisfied;
      therefore the condition in question shall be considered fulfilled at the satisfaction of such party.

                                              - 20 -

17.2           Ability of the parties to withdraw

17.2.1

     Any one of the parties hereto may withdraw from this Agreement, only if it is not satisfied with any one of the conditions mentioned in Clause 17.1 upon delivering, to the other party, a written notice to that effect in the manner provided in Clause 17.1.
     Following such withdrawal, the withdrawing party shall have no further rights or obligations hereunder except for its obligations described below under this Clause and under Clauses 18, 19 and 23 which shall survive such withdrawal and the obligation to pay its share, if any, of expenses incurred up to the date of its withdrawal.

17.2.2

     Should the remaining party elect to pursue the Project without the withdrawing party, in order to do so, the remaining party shall have the obligation to acquire from the withdrawing party and the withdrawing party shall have the obligation to sell the remaining party, all of its rights, title and interest under this Agreement and/or under the Project for a consideration equal to the amount contributed by the withdrawing party, up to the date of its withdrawal, towards Approved Expenses as per auditors statement.

CONFIDENTIALITY

18.1     Each party undertakes to preserve the confidentiality of all Confidential Information received from the other party. The term “Confidential
    Information” shall refer to any and all data and information supplied or developed by any of the parties relating to the Project, including information recorded or stored in a digital format on electronic, magnetic or optical media and any information of a confidential nature relating to the parties or their subsidiaries of affiliates. The term “Confidential Information” shall not included, however, any information that (i) was already in the party’s possession, without any restrictions as to its disclosure, at the time of its disclosure to the party; (ii) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the party or its directors, officers, employees, agents, advisors or other representatives; (iii) is or becomes available to the party on a non-confidential basis, provided that such source is not known by the party to be bound by a confidentiality agreement or other obligation of secrecy; or (iv) is independently acquired by the party as a result of work carried out by an employee of the party to whom no disclosure of such information had been made.

                                          - 21 -

18.2    Each party will protect Confidential Information with at least the same degree of care as it uses to protect is own confidential information, and, if requested by the disclosing party, such additional care as may reasonably be requested by such party. Each party will not disclose
   Confidential Information, in whole or in part, except as provided herein, without the prior written consent of the other party for as long as this
   Agreement is in full force and effect and for a period of five (5) years thereafter. The party shall not use the Confidential Information for any purpose other than in connection with its obligation hereunder. The party shall disclose Confidential Information only to those of its employees and advisors who need to know such Confidential Information in connection with this Agreement and who shall, prior to such disclosure, be informed by the Party of the confidential nature of such information, and the purposes for which it can be used, and be directed by it to treat such information confidentially and in accordance with the provisions of this Agreement.

18.3    In the event that the party shall be obligated to disclose all or any portion of Confidential Information under the terms of any legal demand or process, it shall (i) immediately notify the other party of the existence, terms and circumstances surrounding such request or obligation; (ii)
   consult with the other party on the advisability of taking legally available steps to resist or defend against such request or obligation; and (iii) if disclosure of such information shall be required, furnish only that portion of the Confidential Information which it is legally compelled to disclose. The party shall also cooperate fully with any efforts by the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information.

     EXCLUSIVE DEALING

19.1

   Unless expressly disclosed to the other Party or otherwise agreed by the parties, no party shall engage in any activity related to the Project, or a similar project in China contemplated in replacement or substitution of the Project, unless otherwise agreed by the parties, other than as a member of the joint venture or in the name of the Company and in accordance with the terms and conditions of this Agreement. Each party warrants that its subsidiaries and other firms or individuals over which it has control will comply with this requirement.

                                                 - 22 -

19.2

   Furthermore, Yantai and Modena hereby agree and undertake (i) to collaborate exclusively with each other and to use all their best efforts to realize the Project and all other steps and measures relating thereto and (ii) to negotiate with each other in good faith the final terms and conditions of any contract to be concluded in compliance with the provisions hereof. The parties will not, directly or indirectly, through any representative or otherwise, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the Project, or any similar project in China contemplated in replacement or substitution of the Project, in whole or in part, and will immediately notify the other party regarding any contact between any party herein or its representatives and any other person regarding any such proposal or any related inquiry, for as long as this Agreement is in full force and effect and for a period of one (1) year thereafter.

LABOUR MANAGEMENT

20.1

      Governing Principle

     Matters relating to the recruitment, employment, dismissal, resignation, wages, welfare and other matters concerning the Company’s Working
     Personnel shall be handled in accordance with the Regulations of the People’s Republic of China on Labour Management in Foreign
     investment Enterprises (the “Labour Regulations”) and laws and regulations.

20.2

     Management Personnel

     Management Personnel shall be employed by the Company in accordance with the terms of individual employment contracts. The Company shall determine the rate of pay of such employees taking into account of the rates of pay locally.

     Senior Management appointments shall be approved by the Board.

     Salaries and remunerations of the General Manager, Deputy General Manager and other high-ranking managerial personnel shall be decided and approved by the Board.

20.3

     Expatriate Personnel

     Expatriate personnel who are employees of the Company or seconded to the Company will receive salary, housing, benefits, and other compensation as determined by the unanimous approval of the Board. The Company may also purchase residential houses or flats so as to provide the expatriate personnel with such housing as may be required.

                                       - 23 -

20.4

    Conformity with Labour Protection rules

    The Parties shall procure that the Company shall conform to the rules and regulations of the PRC government concerning labor protection as well as sanitation, safety and environmental protection policies and guidelines.

FINANCIAL AFFAIRS, ACCOUNTING AND PROFIT DISTRIBUTION

21.1

     Accounting System

    21.1.1      The Financial Controller shall be in charge of finance and accounting of the Company, under the supervision of the
                    General  Manager, and report to the Board, shall be responsible for the financial management of the Company.

    21.1.2       The Company shall keep its accounts and accounting records in Renminbi.

    21.1.3       All accounting records, vouchers, books and statements of the Company shall be made and kept in Chinese. All accounting statements of the Company shall also be made and kept in English and in Chinese.

21.2        Auditing

    21.2.1      An independent accountant registered in the PRC shall be engaged by the Company as its auditor to examine and verify the annual financial report. The Company shall submit to the Parties an annual statement of final accounts (including the audited profit and loss statement and the balance sheet for the fiscal year) within two (2) months after the end of the fiscal year, together with the audit report of the PRC registered accountant.

   21.2.2      Each Party may, at its own expense, appoint an accountant (which may be either an accountant registered abroad or registered in the PRC), on behalf of such Party, to audit the accounts of the Company. Reasonable access to the
                   Company’s financial records shall be given to such auditor and such auditor shall keep confidential all documents under his auditing.

                                                    - 24 -

21.3          Bank Accounts and Foreign Exchange Control

         The Company shall separately open a foreign exchange account and a Renminbi account with authorized banks within or outside the PRC approved by the SAEC. The Company’s foreign exchange transactions shall be handled in accordance with the regulations of the PRC relating to foreign exchange control.

21.4          Fiscal Year

         The Company shall adopt the calendar year as its fiscal year, which shall begin on 1st January and end on 31st December of the same year.

21.5

         Profit Distribution

         21.5.1      After the payment of income and other taxes by the Company, the Board will determine, according to PRC laws, the annual allocation to the reserve fund and expansion fund of the Company, and the bonus and welfare fund for the Management
                         Personnel, Senior Management and working personnel from the Company’s after-tax net profits.

        21.5.2       The Board shall decide once every year the amount of after-tax net profits of the Company (after the deduction of the allocations to the three funds mentioned in above) to be retained in the Company for expanding the production and operation of the Company and the amount to be distributed to the Parties in proportion to their respective equity interests in the Company’s registered capital.

        21.5.3       If the Company carries forward losses from the previous years, the profit of the current year shall first be used to cover such losses and no profit shall be distributed until any such deficit is made up. Any profits retained by the Company and carried over from previous years may be distributed together with the distributable profit of the current year after any deficit of the current year is made up.

TAXATION, INSURANCE AND OTHER COSTS

22.1

       Income Tax, Customs Duties and Other Taxes

       22.1.1     The Company shall pay tax under the relevant laws of the PRC and the tax regulations, if any, applicable to the Site in Shandong
                      Province. Chinese and foreign Management Personnel and Working Personnel shall pay their individual income tax in accordance with the Individual Income Tax Law of the PRC.

                                                                                                     - 25 -

       22.1.2       The Parties shall assist the Company to apply and obtain favourable tax incentives available that are applicable for the Company.

22.2

      Insurance

      22.2.1        The Company shall, at its own cost and expense, at all times take out and maintain full and adequate insurance for the Company against loss or damage by fire and such other risks as are customarily insured against.

      22.2.2        The property, transportation and other items of insurance of the Company will be denominated in RMB and foreign currencies, as appropriate. The types and amounts of insurance coverage shall be determined by the General Manager within the Board’s guidelines.

RECORDS AND BOOKS OF ACCOUNT

23.1     The parties shall keep in a suitable place all customary records and books of account required for the fulfillment of their respective obligations under this agreement, including correspondence, memoranda, contracts and amendments thereto. Each party undertakes to make these documents available to inspectors and auditors appointed by the parties in writing. In addition, each party undertakes to permit the reproduction of such documents in whole or in part and to provide without delay such information as the persons authorized by the parties may request of it.

23.2     All records and books of account kept by the parties under this Clause shall be maintained in good order and shall be available for consultation for two (2) years following the termination of this Agreement.

JOINT VENTURE TERM AND TERMINATION

24.1    Joint Venture Term

           The term of the shall commence on the date of establishment and its duration shall be [thirty (30) years] thereafter unless renewed or terminated pursuant to the provisions of this Agreement. Unless previously terminated, the Parties shall Endeavour to renew the term of the Company upon its expiry.

                                                - 26 -

24.2     Early Termination

             24.2.1      This Agreement shall terminate upon the expiration of the joint venture term set forth in Clause 24.1 hereof unless extended pursuant to the provisions of this Agreement.

             24.2.2      Early Termination

                             This Agreement may also be terminated by the written notice of a Party to the other Party if:

                            24.2.2.1   The other Party materially breaches this Agreement or violates the Articles of Association, and such breach or violation is not remedied within ninety (90) days of written notice to the breaching Party;

                            24.2.2.2   The conditions precedent set forth in Clause [] hereof are not fulfilled or waived in writing by the Parties before the expiration of the time period specified in Clause [] hereof;

                             24.2.2.3   The other Party has failed to provide its contribution to the registered capital of the Company before the expiration of the time period stipulated in Clause [] hereof;

                             24.2.2.4   All or any material part of the assets of the Company is confiscated from the Company by any government authority;

                             24.2.2.5   The conditions of Force Majeure (as hereinafter defined in Clause [] significantly interfere with the normal functioning of the
                                            Company for a period in excess of six (6) months and the Parties have been unable to find an equitable solution Clause []
                                            hereof;

                            24.2.2.6    Any major change in "control" or ownership of Yantai, in which case only Modena may terminate this Agreement.

                            24.2.2.7    If either Party or the Company becomes bankrupt, or is the subject of proceedings for liquidation or dissolution (except as a result of inter-group restructuring), or ceases to carry on business or becomes unable to pay its debts as they come due;

                                                          - 27 -

                         24.2.2.8    the Joint Venture Company sustains significant and unsustainable losses  for the three (3) consecutive year period from the date of establishment, and, after consultations, the Parties are unable to agree on a method to improve the economic situation of the Company satisfactory to them, and they are unwilling to contribute further capital towards the Company (whether by way of registered capital or, to the extent permitted, loan financing), and neither Yantai nor Modena is prepared or authorized to purchase the registered capital of the other Party;

                         24.2.2.9     Any new law or regulation, or the interpretation of any existing law or regulation, is imposed on the Company which has a materially adverse effect on either Party and/or the Company; or

                       24.2.2.10     If the Company loses it’s Business License for more than six (6) months, or if such License is restricted or limited in such a way that it has or might have a material adverse effect on either of Party and/or the Company.

LIABILITY FOR BREACH OF AGREEMENT

If any Party is in breach of any provision of this Agreement or any provision of the Articles of Association, the breaching Party shall indemnify the other
Party and the Joint Venture Company for the losses suffered by the other Party or the Joint Venture Company as a result of such breach.

FORCE MAJEURE

26.1.1    “Force Majeure” means all events which are beyond the control of the Parties and which are unforeseen, or if foreseen, unavoidable and insurmountable, and which prevent total or partial performance by the suffering Party.  Such events shall include but are not limited to any earthquakes, typhoon, fires, flood, wars, delay of or inability to obtain supply of materials/components, labour shortage, strikes or any other similar contingency according to the general international commercial customary.

                                                        - 28 -

26.1.2      The Party encountering Force Majeure shall promptly inform the other Party in writing and shall furnish appropriate proof of the occurrence and duration of such Force Majeure in seven (7) days after this Force Majeure.

 26.1.3      Unless otherwise expressly provided by the law, in the event of Force Majeure, both Parties shall immediately consult with each other in order to find an equitable solution in order to relieve the Party encountering Force Majeure from fulfilling all or any part of its obligations under this
                Agreement, and both Parties shall use all reasonable endeavors to minimize the consequences of such Force Majeure, however the suffering
                Party shall have no excuse if the performance of this Agreement has been delayed by such Party at the time the Force Majeure takes place.

SETTLEMENT OF DISPUTES

27.1          Consultation and Mediation

         27.1.1      If a dispute of any kind whatsoever arises between the Parties in connection with this Agreement, the Articles of
                         Association or any of the Ancillary Agreements, including any question concerning the existence, construction, interpretation, validity, termination or implementation of this Agreement, the Articles of Association or any of the
                         Ancillary Agreements, they shall use all reasonable endeavors to resolve the matter amicably.

         27.1.2      If the dispute cannot be settled by consultation between the Parties, any Party can refer the dispute to mediation by serving a notice to the other Party indicating its intention to resolve the dispute through mediation and appointing a mediator of its choice. The other Party shall appoint a mediator within 7 days after receiving the notice from the first
                         Party. The two mediators so appointed shall work together in such manner that they think fit for the purpose of facilitating a settlement agreement between the Parties. The mediators can propose terms and conditions for a settlement to the parties for their acceptance, but the mediators are not authorized to make any decision which is binding on the Parties. If the other Party refuses to appoint a mediator within 7 days after receiving notice from the first Party, or the mediation fails to reach a settlement agreement between the Parties within 28 days after the first Party notified the other Party of its intention to mediate, then the mediation will be deemed as failed. Each Party shall be responsible for the remuneration and expenses of the mediator appoint by it. The common cost of the mediation, such as conference facilities, etc., shall be paid by the Joint Venture Company...

                                         - 29 -

27.2          Arbitration

         27.2.1      In the event that the dispute cannot be resolved within the period prescribed in Clause 27.2 above, either Party may submit such dispute to arbitration in Stockholm by the Arbitration Institute of the Stockholm Chamber of Commerce (the
                          “SCC Institute”) in  accordance with its then effective arbitration rules (the “Rules”), which Rules (including any amendment thereto) are deemed to be incorporated into this Clause.

        27.2.2      The arbitral tribunal shall be composed of three (3) arbitrators. Yantai and Modena shall each be entitled to appoint one (1)
                        arbitrator and the SCC Institute shall appoint the third arbitrator as chairman who shall not be a national of the country of incorporation of either Yantai or Modena. The language to be used in any arbitral proceedings shall be English.

        27.2.3      Any award made by the arbitral tribunal shall be final and binding on the Parties and the Company who hereby exclude any right of appeal to any court which might otherwise have jurisdiction in respect of the matter.

       27.2.4       The cost of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration award.

27.3      Continued Performance

     When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to fulfill their respective obligations (and shall be entitled to exercise their rights) under this Agreement.

                                                         - 30 -

NOTICES

All notices, request and consents required under this agreement, in the absence of indication to the contrary herein, are required to be made in writing and delivered by hand or by mail or by facsimile and shall be deemed to have been made and received on the date of its delivery by hand, on the seventh day following its mailing or on the second day following the date of its facsimile transmission. The mailing address and the facsimile number of each of the parties for purposes of notices are the following:

28.1

 For Yantai:

No. 2 Dama Road, Yantai, Shandong Province,

People's Republic of China, 264000

Tel:  86-535-6230336

Fax:  86-535-6630579

E-MAIL:YTTFFN@sohu.com

To the attention of  Bi Kelin  Chairman

28.2

For Modena:

735 Don Mills

Unit 1405

Toronto, Ontario

M3C 1S9, Canada

Tel: (647) 435-9852

Fax: (416) 467-5179

To the attention of Sang-Ho Kim, CEO

e-mail address: skim128@hotmail.com

or any other mailing address or facsimile number of a party of which that party may from time to time notify the other party in the manner set out above, provided however that in the event of interruption of mail or facsimile service the party sending a notice, request or consent shall use a service that has not been interrupted or shall itself undertake the delivery of such notice, request or consent, the whole with a view to ensuring that such notice, request or consent is received without delay.

                                                     - 31 -

GOVERNING LAW

This Agreement between the parties hereto and the interpretation and enforcement thereof shall be governed by the laws of China (excluding any rule or principle of the conflict of laws which might refer such interpretation to the laws of another jurisdiction).

OTHER COMMITMENTS

Each of the parties shall at any time and from time to time do any other act and execute any other document as may reasonably be required for the complete implementation and performance of the terms and conditions of this Agreement.

WAIVER

The failure of any party to exercise a recourse following contravention of this agreement by another party shall not be interpreted as a waiver of such contravention or of any other contravention or a subsequent contravention.

 INCONSISTENCY

If there is any conflict or inconsistency between the provisions of this Agreement and its Appendices, this Agreement shall prevail.  If there is any conflict or inconsistency between the provisions of this Agreement and the Articles of Association, this Agreement shall prevail.  If there is anything relating to the Company, including but not limited to the business, operation and management of the Company, or the Parties’ rights, obligations or liabilities concerning the Company not provided in the Articles of Association, but provided in the Agreement, the Agreement shall be binding upon the Company and the Parties.  The Parties shall procure that the Company complies with the Agreement.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

LANGUAGE

The parties hereto have expressly required that this Agreement is written and executed in Chinese and English and both versions shall have equal validity.  Any inconsistency between the two versions shall be resolved in accordance with Clause 27.

                                              - 32 -

SCHEDULES

The following is the schedule annexed hereto which is incorporated in and form part of this Agreement:

Schedule A

Feasibility Study – Phase I

                                              - 33 -

IN WITNESS WHEREOF each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative on the date first set forth above.

Yantai RIFENG Wind Power Development Co,.Ltd Per:_____________________________________ Bi Kelin Chairman

MODENA 1, INC. Per:________________________________________ Sang Ho Kim C E O/PRESIDENT